CARMAX REPORTS SECOND QUARTER RESULTS
                      -------------------------------------


Richmond, Va., September 20, 2004 - CarMax, Inc. (NYSE: KMX) today reported results for the fiscal 2005 second quarter and six month period ended August 31, 2004.

       o Total sales increased 7% to $1.32 billion from $1.24 billion in the second quarter of last year.

       o Second quarter net earnings were $29.9 million, or 28 cents per share, compared with $39.6 million, or 37 cents per share, earned in the second quarter of fiscal 2004.

       o For the third quarter of fiscal 2005 ending November 30, 2004, CarMax expects comparable store used unit sales performance in the range of -8% to -2%, and earnings per share in the range of 12 cents to 17 cents.



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Sales Components
----------------

                                                 Three Months Ended                      Six Months Ended
(In millions)                                      August 31 (1)                          August 31 (1)
                                         -----------------------------------    -----------------------------------
                                              2004        2003       Change          2004       2003       Change
                                              ----        ----       ------          ----       ----       ------
Used vehicle sales....................      $ 987.4     $ 938.7       5.2 %       $1,972.7    $1,828.9      7.9 %
New vehicle sales.....................        137.5       139.6      (1.5)%          274.3       276.0     (0.6)%
Wholesale vehicle sales...............        152.1       113.0      34.6 %          309.0       213.7     44.6 %
Other sales and revenues (2)..........         46.5        45.1       3.1 %           92.5        90.7      2.0 %
                                            -------     -------                    -------     -------
Net sales and operating
    revenues..........................     $1,323.5    $1,236.5       7.0 %       $2,648.5    $2,409.3      9.9 %
                                           ========    ========                   ========    ========

(1) Percent calculations and amounts shown are based on amounts presented on the attached consolidated statements of earnings and may not sum due to rounding.
(2) Other sales and revenues include extended warranty revenues, service department sales, third-party finance fees, and appraisal purchase processing fees. The use of appraisal purchase processing fees was phased out during the second quarter of fiscal 2004.


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Retail Vehicle Sales Changes
----------------------------

                                                 Three Months Ended                      Six Months Ended
                                                      August 31                             August 31
                                          ----------------------------------    -----------------------------------
                                                2004              2003                2004              2003
                                                ----              ----                ----              ----
Comparable store vehicle sales:
-------------------------------
     Used vehicle units.............            (7)%               6 %                (5)%               8 %
     New vehicle units..............            13 %              (9)%                12 %              (4)%
        Total units.................            (5)%               4 %                (3)%               7 %

     Used vehicle dollars...........            (6)%               7 %                (3)%               8 %
     New vehicle dollars............            13 %              (8)%                12 %              (3)%
        Total dollars...............            (4)%               5 %                (1)%               6 %

Total vehicle sales:
--------------------
     Used vehicle units.............             4 %              18 %                 6 %              20 %
     New vehicle units..............            (1)%             (10)%                (1)%              (4)%
        Total units.................             3 %              15 %                 5 %              18 %

     Used vehicle dollars...........             5 %              20 %                 8 %              20 %
     New vehicle dollars............            (1)%              (8)%                (1)%              (3)%
        Total dollars...............             4 %              15 %                 7 %              16 %


Earnings Highlights
-------------------

                                                 Three Months Ended                      Six Months Ended
(In millions except per share data)                  August 31                              August 31
                                         -----------------------------------    -----------------------------------
                                             2004         2003      Change           2004        2003     Change
                                             ----         ----      ------           ----        ----     ------
Net earnings.......................          $29.9       $39.6      (24.6)%         $65.2       $74.9     (12.9)%
Diluted weighted average shares
   outstanding.....................          105.5       105.9       (0.3)%         105.6       105.3        0.3%
Diluted net earnings per share.....          $0.28       $0.37      (24.3)%         $0.62       $0.71     (12.7)%


Selected Operating Ratios
-------------------------

(In millions)                                Three Months Ended August 31            Six Months Ended August 31
                                         -----------------------------------     -----------------------------------
                                            2004    % (1)     2003    % (1)         2004    % (1)     2003    % (1)
                                            ----    -----     ----    -----         ----    -----     ----    -----

Net sales and operating revenues.......   $1,323.5  100.0%  $1,236.5  100.0%      $2,648.5  100.0%  $2,409.3  100.0%
Gross profit...........................   $  163.2   12.3%  $  163.1   13.2%      $  330.4   12.5%  $  310.9   12.9%
CarMax Auto Finance income.............   $   20.7    1.6%  $   22.7    1.8%      $   42.6    1.6%  $   48.4    2.0%
Selling, general and administrative
   expenses............................   $  134.7   10.2%  $  120.7    9.8%      $  265.4   10.0%  $  236.3    9.8%
Operating profit (EBIT) (2)............   $   49.2    3.7%  $   64.6    5.2%      $  107.6    4.1%  $  122.6    5.1%
Net earnings...........................   $   29.9    2.3%  $   39.6    3.2%      $   65.2    2.5%  $   74.9    3.1%

(1) Calculated as the ratio of the applicable amount to net sales and operating revenues.
(2) Operating profit equals earnings before interest and income taxes.

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Gross Profit Margin
-------------------

                                                  Three Months Ended August 31                Six Months Ended August 31
                                               ------------------------------------       ------------------------------------
                                                      2004             2003                      2004              2003
                                                ----------------  ----------------         -----------------  ---------------
                                             % (1)  $ / unit (2)   % (1)  $ / unit (2)    % (1)  $ / unit (2)  % (1)  $ / unit (2)
                                             -----  ------------   -----  ------------    -----  ------------  -----  ------------

Used vehicle gross profit margin.........    11.7%     $1,846      11.9%     $1,860       11.7%     $1,855     11.5%    $1,781
New vehicle gross profit margin..........     3.7%     $  890       4.0%     $  959        3.6%     $  859      3.9%    $  909
Total retail vehicle gross profit margin.    10.7%     $1,766      10.9%     $1,780       10.7%     $1,770     10.5%    $1,702

Wholesale vehicle gross profit margin....    11.0%     $  406      10.0%     $  334       11.3%     $  423      9.8%    $  333

Other gross profit margin................    56.3%     $  385      76.0%     $  520       58.7%     $  398     75.9%    $  530

Total gross profit margin................    12.3%     $2,395      13.2%     $2,472       12.5%     $2,423     12.9%    $2,393

(1)  Calculated as a percentage of its respective sales or revenue.
(2)  Calculated as category gross profit dollars divided by the respective units sold, except the other and the total categories, which are divided by total retail units sold.


Second Quarter Business Performance Review
------------------------------------------

Sales. "Our used car business continued to experience widespread sales
------
volatility and softness throughout the quarter," said Austin Ligon, president and chief executive officer. "We believe these effects are occurring broadly across the late model used car market. We also believe current economic factors, such as higher gas prices, have contributed to the market environment. Newer model used cars also appear to be affected by the unusually intense and volatile incentive competition among new car manufacturers - particularly the domestic manufacturers. The sales softness in the second quarter was exacerbated by the severe weather experienced in Florida and the southeastern United States in August. Despite the sales softness, our best information indicates that we are maintaining or gaining used car market share.

"We posted strong new car comp sales increases, reflecting the strength of the principal brands we represent - DaimlerChrysler, Nissan, and Toyota," Ligon continued. "Total new car sales declined modestly, as the comp sales increases were more than offset by the impact of having disposed of four new car franchises since last year's first quarter." In accordance with our plan to divest non-strategic new car franchises, during the second quarter CarMax returned the rights to its Laurel Mitsubishi franchise to the manufacturer.

"Wholesale sales continued to benefit from the steps we've taken to improve our `buy rate,' or the ratio of appraisal purchases completed to appraisal offers made, and from higher wholesale prices," said Ligon. "Similar to the first quarter, enhanced systems support and a new, more consistent appraisal delivery process contributed to a year-over-year increase in our buy rate.

"Other sales and revenues increased approximately 3%, as growth in our service revenue was partially offset by a decrease in third-party finance fees," Ligon said. "In August, we rolled out Drive Financial Services, a new third-party finance provider focused on subprime customers. As is customary in the subprime finance industry, Drive purchases the loan contracts at a discount.

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This discount is reflected in our income statement as an offset to the fees received from third-party providers lending to prime and nonprime customers."

Margins. "Used car gross profit dollars per unit declined modestly compared with
--------
the second quarter of last year, reflecting the impact of the slower overall used car sales pace," said Ligon. "We adjust vehicle prices based on our proprietary inventory pricing model in order to maintain high inventory turns. However, during the first two months of the quarter, we maintained inventories at lower than original plan but higher than current sales rates. We did this in order to be able to take advantage of an upturn in sales during the peak sales months of the summer, if that were to occur. This reduced our turns and pressured gross margin. However, in August we reduced our inventory levels, as is our practice. We target having our lowest inventory position of the year during the week following Labor Day, in order to minimize the inherent inventory risk associated with the new car model year changeover in the fall. Despite the soft used car sales trends, we were successful in reducing inventories to target levels at August 31."

The lower margin on other sales and revenues resulted primarily from lower service margin and the inclusion of the Drive discount in third-party finance fee revenue.

CarMax Auto Finance. "As expected, CAF income was lower than last year," said
--------------------
Ligon. "The CAF gain as a percent of loans sold was 3.9% in this year's second quarter, which is in line with our expectations for a normalized gain spread, compared with 4.8% in last year's second quarter. The decline in the gain spread reflects the change in the underlying interest rate environment, with funding costs having risen faster than consumer rates. For the balance of the year, we expect that CAF gain spreads will be at the lower end of the 3.5% to 4.5% normalized range."

SG&A Ratio. "Our second quarter SG&A ratio increased to 10.2% in this year's
-----------
second quarter compared with a 9.8% ratio in last year's second quarter," said Ligon. "The higher ratio resulted from the deleveraging associated with negative used unit comps."

Third Quarter Expectations
--------------------------

  o      Comparable store used unit performance: A range of -8% to -2%.

  o      Earnings per share: A range of 12 cents to 17 cents.

"The third quarter, which coincides with the new car model year changeover period, is typically both our lowest volume period seasonally and our most difficult quarter to predict," said Ligon. "The continuing sales volatility and weakness combined with the normally challenging model year changeover period makes forecasting especially difficult. This year's hurricane season isn't helping. While we are encouraged by our sales in the beginning of September - excluding the weather-affected Southeast markets - our estimates for the quarter assume that market conditions remain volatile."

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Conference Call Information
---------------------------

CarMax will host a conference call for investors at 9:00 a.m. Eastern time today, September 20, 2004. Domestic investors may access the call at 1-888-298-3261 (conference I.D.: 9952834). International investors should dial 1-706-679-7457 (conference I.D.: 9952834). A live Webcast of the call will be available on the company's investor information home page at http://investor.carmax.com or at www.streetevents.com.

A replay of the call will be available beginning at approximately 1:00 p.m. Eastern time on September 20 and will run through midnight, September 27, 2004. Domestic investors may access the recording at 1-800-642-1687 (conference I.D.:
9952834) and international investors at 1-706-645-9291 (conference I.D.:
9952834). A replay of the call also will be available on the company's investor information home page or at www.streetevents.com.

About CarMax
------------

CarMax, a Fortune 500 company, is the nation's leading specialty retailer of used cars. Headquartered in Richmond, Va., CarMax currently operates 55 used car superstores in 26 markets. CarMax also operates 11 new car franchises, all of which are integrated or co-located with its used car superstores. During the twelve month period ended August 31, 2004, the company sold 230,653 used cars, which is 91 percent of the total 252,169 vehicles the company sold during that period. For more information, access the CarMax Web site at www.carmax.com.

Forward-Looking Statements
--------------------------

The company cautions readers that the statements in this release about the company's future business plans, operations, opportunities, or prospects, including without limitation any statements or factors regarding expected sales, margins, or earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results. For more details on factors that could affect expectations, see the company's Annual Report on Form 10-K for the fiscal year ended February 29, 2004, and its quarterly or current reports as filed with or furnished to the Securities and Exchange Commission.


Contacts
--------
Investors and Financial Media:
         Dandy Barrett, Assistant Vice President, Investor Relations, (804) 935-4591
         Celeste Gunter, Manager, Investor Relations, (804) 935-4597

General Media:
         Lisa Van Riper, Assistant Vice President, Public Affairs, (804) 935-4594


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                                                  CARMAX, INC. AND SUBSIDIARIES
                                                  -----------------------------
                                          CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
                                          -----------------------------------------------
                                           (Amounts in thousands except per share data)


                                           Three Months Ended                          Six Months Ended
                                                August 31                                  August 31
                                 ----------------------------------------   -----------------------------------------
                                    2004     %(1)       2003       %(1)       2004       %(1)       2003       %(1)
                                 ---------  -------   ---------   -------   ---------   -------   ---------   -------

Sales and operating revenues:
    Used vehicle sales          $  987,359     74.6   $ 938,726     75.9   $1,972,734     74.5  $1,828,868     75.9
    New vehicle sales              137,516     10.4     139,600     11.3      274,281     10.4     275,999     11.5
    Wholesale vehicle sales        152,118     11.5     112,995      9.1      308,989     11.7     213,728      8.9
    Other sales and revenues        46,514      3.5      45,136      3.7       92,493      3.5      90,697      3.8
                                ----------    -----   ---------    -----   ----------    -----   ---------     ----
Net sales and operating revenues 1,323,507    100.0   1,236,457    100.0    2,648,497    100.0   2,409,292    100.0
Cost of sales                    1,160,307     87.7   1,073,352     86.8    2,318,067     87.5   2,098,416     87.1
                                ----------    -----   ---------    -----   ----------    -----   ---------    -----
Gross profit                       163,200     12.3     163,105     13.2      330,430     12.5     310,876     12.9
CarMax Auto Finance income          20,744      1.6      22,677      1.8       42,560      1.6      48,425      2.0
Selling, general and
   administrative expenses         134,726     10.2     120,714      9.8      265,414     10.0     236,267      9.8
Loss on franchise dispositions, net     11       --         460        --          11       --         460       --
Interest expense                       324       --         383        --         817       --       1,137       --
Interest income                         66       --         182        --         119       --         304       --
                                ----------   ------   ---------    ------  ----------    -----   ---------    -----
Earnings before income taxes        48,949      3.7      64,407      5.2      106,867      4.0     121,741      5.1
Provision for income taxes          19,090      1.4      24,797      2.0       41,678      1.6      46,870      1.9
                                ----------    -----   ---------    -----   ----------    -----   ---------     ----
Net earnings                    $   29,859      2.3   $  39,610      3.2   $   65,189      2.5   $  74,871      3.1
                                ==========    =====   =========    =====   ==========    =====   =========     ====

Weighted average common shares:
    Basic                          104,002              103,484               103,933              103,320
                                ==========            =========            ==========            =========
    Diluted                        105,512              105,864               105,643              105,313
                                ==========            =========            ==========            =========


Net earnings per share:
    Basic                       $     0.29            $    0.38            $     0.63            $    0.72
                                ==========            =========            ==========            =========
    Diluted                     $     0.28            $    0.37            $     0.62            $    0.71
                                ==========            =========            ==========            =========


(1) Percents are calculated as a percentage of net sales and operating revenues and may not equal totals due to rounding.



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                                           CARMAX, INC. AND SUBSIDIARIES
                                           -----------------------------
                                            CONSOLIDATED BALANCE SHEETS
                                            ---------------------------
                                              (Amounts in thousands)


                                                                     August 31                      February 29
                                                           2004                   2003                 2004
                                                        ----------              ---------           ----------
ASSETS                                                              (unaudited)
------
Current assets:
Cash and cash equivalents                               $   56,607              $  45,328           $   61,643
Accounts receivable, net                                    69,795                 71,008               72,358
Automobile loan receivables held for sale                    3,164                 20,402               18,781
Retained interests in securitized receivables              139,525                148,042              145,988
Inventory                                                  492,011                409,477              466,061
Prepaid expenses and other current assets                    5,473                 11,167                8,650
                                                       -----------              ---------          -----------

Total current assets                                       766,575                705,424              773,481
Property and equipment, net                                310,268                236,606              244,064
Deferred income taxes                                        1,635                  3,208                  185
Other assets                                                19,216                 20,398               19,287
                                                       -----------              ---------          -----------

TOTAL ASSETS                                           $ 1,097,694              $ 965,636          $ 1,037,017
                                                       ===========              =========          ===========


LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Current liabilities:
Accounts payable                                        $  131,495              $ 115,366           $  145,517
Accrued expenses and other current liabilities              59,691                 59,331               55,674
Accrued income taxes                                         2,676                  8,736                4,050
Deferred income taxes                                       33,556                 28,912               32,711
Short-term debt                                              4,644                  3,353                4,446
                                                        ----------              ---------           ----------

Total current liabilities                                  232,062                215,698              242,398

Long-term debt, excluding current installments             100,000                100,000              100,000
Deferred revenue and other liabilities                      15,179                 12,921               13,866
                                                        ----------              ---------           ----------

TOTAL LIABILITIES                                          347,241                328,619              356,264

SHAREHOLDERS' EQUITY                                       750,453                637,017              680,753
                                                        ----------              ---------           ----------

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY                                   $ 1,097,694              $ 965,636           $1,037,017
                                                       ===========              =========           ==========



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                                               CARMAX, INC. AND SUBSIDIARIES
                                               -----------------------------
                                      CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                      -------------------------------------------------
                                                   (Amounts in thousands)

                                                                                    Six Months Ended
                                                                                        August 31
                                                                               2004                  2003
                                                                            ---------             ---------
Operating Activities:
---------------------
Net earnings                                                               $  65,189             $  74,871
Adjustments to reconcile net earnings to net
    cash provided by operating activities:
    Depreciation and amortization                                              8,844                 8,373
    Amortization of restricted stock awards                                       51                    65
    (Gain) loss on disposition of assets                                         (83)                  475
    Provision for deferred income taxes                                         (605)               (8,120)
    Changes in operating assets and liabilities:
       Decrease (increase) decrease in accounts receivable, net                2,563               (14,559)
       Decrease (increase) in automobile loan
          receivables held for sale                                           15,617               (16,823)
       Decrease (increase) in retained interests in
          securitized receivables                                              6,463               (13,026)
       (Increase) decrease in inventory                                      (25,950)               56,973
       Decrease in prepaid expenses and other current assets                   3,177                 1,469
       Decrease in other assets                                                   71                   772
       (Decrease) increase in accounts payable, accrued expenses
          and other current liabilities, and accrued income taxes             (8,926)               25,480
       Increase in deferred revenue and other liabilities                      1,313                 2,017
                                                                           ----------            ---------
Net cash provided by operating activities                                     67,724               117,967
                                                                           ----------            ---------

Investing Activities:
---------------------
Purchases of property and equipment                                         (118,624)              (82,662)
Proceeds from sales of property and equipment                                 43,659                24,910
                                                                           ----------            ----------
Net cash used in investing activities                                        (74,965)              (57,752)
                                                                           ----------            ----------

Financing Activities:
---------------------
Increase (decrease) in short-term debt, net                                      198               (52,698)
Equity issuances, net                                                          2,007                 3,196
                                                                           ----------            ----------
Net cash provided by (used in) financing activities                            2,205               (49,502)
                                                                           ----------            ----------

(Decrease) increase in cash and cash equivalents                              (5,036)               10,713
Cash and cash equivalents at beginning of year                                61,643                34,615
                                                                           ----------            ----------
Cash and cash equivalents at end of period                                 $  56,607             $  45,328
                                                                           ==========            ==========

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